UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2014

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive

Downers Grove, Illinois 60515

(Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

On June 10, 2014, FTD Companies, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders (i) re-elected three directors as Class I directors, each to hold office for a term to expire at the third annual meeting of stockholders following his or her election until his or her successor is duly elected and qualified or until his or her earlier resignation or removal, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (iii) approved the material terms for performance-based awards under the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan.  Each of these proposals is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2014.

The matters voted upon at the Annual Meeting and the results of the votes are as follows:

Proposal One: Election of Directors.

	Votes For	Votes Withheld	Broker Non-Votes
Tracey L. Belcourt	12,631,951	220,604	4,750,926
Joseph W. Harch	12,625,865	226,690	4,750,926
Michael J. Silverstein	12,632,263	220,292	4,750,926

Proposal Two: Ratification of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions
17,403,497	166,464	33,520

Proposal Three: Approval of the Material Terms for Performance-Based Awards Under the FTD Companies, Inc. Amended and Restated 2013 Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,334,620	497,956	19,979	4,750,926

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.

Dated: June 12, 2014	By:	/s/ Becky A. Sheehan
		Name:	Becky A. Sheehan
		Title:	Executive Vice President and Chief Financial Officer